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                                   FOR:      Learn2.com

                                   CONTACTS: Learn2.com
                                             Joan P. Ball
                                             914 872-2024

                                             Morgen-Walke Associates
                                             Corey Cutler/Katherine Mittelbusher
                                             212-850-5600

FOR IMMEDIATE RELEASE

                   LEARN2.COM SECURES $10 MILLION IN FINANCING
FUNDING USED FOR BRAND-BUILDING AND NEW PRODUCT LAUNCH SCHEDULED FOR MARCH 22, 2000.

White Plains, NY, March 15, 2000 - Learn2.com (Nasdaq: LTWO), a leading provider of e-learning solutions, announced today that it completed a $10 million financing with an institutional investment fund that invests in publicly-traded companies with promising growth potential and superior management. The financing was made through a three-year, 6% debenture that is convertible to common stock at a price of $6.00 per share.

"Learn2.com has maintained a leadership position in the e-learning marketplace, despite modest spending on marketing," stated company President and Chief Executive Officer Stephen P. Gott. "Our corporate focus has been on developing products and services that meet and exceed the needs and expectations of the e-learning marketplace. Now, with our foundation strong and several innovative, exciting new products set to launch on March 22, 2000, we are ready to turn our attention to expanding the Learn2.com brand."

Mr. Gott continued, "The funds from this financing will give us the market flexibility to assure that we maintain and grow our status as an industry leader. We are committed to capturing increased mind share and market share by promoting our products and services while leveraging growing interest in e-learning among corporate and individual users."

About Learn2.com

Learn2.com is a leader in the creation and distribution of online advanced learning and training products. The Learn2.com suite of products includes more than 1,200 off-the-shelf training titles, providing an engaging learning experience to consumer and corporate customers by allowing interactive multimedia and animated courseware to be accessed instantly on the Web. These courses are also delivered on CD-ROM and video. Learn2.com is also an e-learning community that provides tips and step-by-step instructions on a broad spectrum of skills, activities and tasks, as well as immediately accessible multimedia tutorials. Corporations have access to the same high quality tutorials through Learn2University, which includes additional features such as reporting

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and administration. For more information, call 800 214-8000. Learn2.com is located at www.learn2.com and Learn2University is located at www.learn2university.com.

Forward-Looking Statements
This news release contains forward-looking statements, which involve risks and uncertainties. Accordingly, no assurance can be given that the actual events and results will not be materially different than the anticipated results described in the forward-looking statement. There are a number of important factors that could cause actual results to differ materially from those expressed in any forward-looking statements made by the Company. These factors include the Company's success in its business and operations; the activities of new or existing competitors, the ability to attract and retain employees and strategic partners, the ability to leverage intangible assets, the ability to complete new projects at planned costs and on planned schedules and adoption of the Internet as a medium of commerce, communications and learning. Investors are also directed to consider other risks and uncertainties discussed in documents filed by the company with the Securities and Exchange Commission.

The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.